UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55288	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, California 92618

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Suspension of Trading and Pending Administrative Hearing.

As disclosed on March 20, 2017 in the Form 8-K filed by Ubiquity, Inc., a Nevada corporation (the “Company” or “Ubiquity”) (OTC Link: UBIQ), on March 20, 2017, the Securities and Exchange Commission (“SEC”) announced the temporary suspension of trading in the securities of the Company pursuant to Section 12(k) of the Securities Exchange Act of 1934 (“Exchange Act”). The trading suspension commenced at 9:30 a.m. EDT on March 20, 2017, and would terminate at 11:59 p.m. EDT on March 31, 2017. The trading suspension may be extended by the SEC for a period of up to 30 calendar days. As stated in its release, the SEC temporarily suspended trading in the securities of Ubiquity due to a lack of current and accurate information about the company.

The Company also disclosed that it was named as a respondent in an Order Instituting Administrative Proceedings and Notice of Hearing Pursuant to Section 12(j) of the Exchange Act, File No. 3-17884 (the “Hearing”). The purpose of the Hearing before an Administrative Law Judge is to determine whether it is necessary and appropriate for the protection of investors to suspend for a period not exceeding twelve months or revoke the registration, of each class of securities of the Company registered pursuant to Section 12 of the Exchange Act. The hearing is currently scheduled for April 17, 2017.

Through its counsel, the Company has been in contact with the SEC regarding the upcoming hearing. In these communications, the Company has informed the SEC of its plan to get current on outstanding Section 12 filings and become fully compliant as soon as is reasonably practicable.

The Restructuring Plan.

In addition, the Company is currently indebted in the amount of approximately $3.1 million to certain hedge funds and other investors holding convertible debt securities and warrants of the Company. Substantially all of these obligations are currently in default, either by reason of non-payment or alleged breaches of covenants contained in the various investment agreements.

Since 2015, the Company has been named as a defendant in 16 lawsuits filed by various third parties, primarily consisting of holders of its debt securities, alleging damages in excess of $3.0 million. In addition, due in part to its prior lack of funds to defend certain all claims, in some cases, default judgments aggregating approximately $8.0 million were entered against the Company and/or its principal executive officer, Christopher Carmichael. The Company has recently retained or is in the process of retaining litigation counsel for all such matters to the extent they are not resolved in the near future. Litigation counsel is in the process of evaluating the Company’s positions in such matters, including the possibility of seeking to vacate the default judgments.

Although the Company believes that under its proposed Restructuring Plan set forth below (the “Restructuring Plan”), most, if not all, of the litigation relating to investors who provided debt or equity financing to the Company can be settled on commercially reasonable terms, there can be no assurance that the Company will be able to settle any of such claims or vacate any default judgments.

As indicated in our March 24, 2017 Form 8-K, Ubiquity was unable to file its Annual Reports on Form 10-K as of, and for the annual periods ending December 31, 2015 and December 31, 2016 or the quarterly reports on Form 10-Q required under the Exchange Act during 2016, primarily due to its inability to obtain requisite financial information from a Non-U.S. entity. We recently were able to obtain such financial information and have instructed our financial staff to immediately commence all procedures necessary to enable us to prepare such financial statements, , including our unaudited financial statements for the three months ended March 31, 2017, and enable our auditors to audit our financial statements for the two fiscal years ended December 31, 2015 and December 31, 2016 and review such unaudited interim financial statements.

The Company intends to undertake a Restructuring Plan described in order to (a) ultimately achieve compliance with its reporting obligation under the Exchange Act, (b) settle all, if not substantially all, of its outstanding litigation, and (c) implement its business plan to commercialize its patent portfolio and provide software as a service (SaaS) , mobility as a service (MaaS), virtual and augmented reality products and services.

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Such Restructuring Plan contemplates the following actions to be taken by the Company:

Compliance with Exchange Act Reporting Requirements.

The Company is currently working with its securities counsel and its independent auditors, Hall & Associates CPA to complete and file with the SEC on or before June 30, 2017 or as soon thereafter as is reasonably practicable, its:

(a)	Form 10-K Annual Report for the year ended December 31, 2015;

(b)	Form 10-Q Quarterly Report for three months ended March 31, 2016;

(c)	Form 10-Q Quarterly Report for six months ended June 30, 2016;

(d)	Form 10-Q Quarterly Report for nine months ended September 30, 2016;

(e)	Form 10-K Annual Report for the year ended December 31, 2016; and

(f)	Form 10-Q Quarterly Report for the three months ended March 31, 2017

(collectively, the “SEC Reports”).

In the event that the Company’s registration under Section 12 of the Exchange Act is revoked, or if the Company ultimately elects to voluntarily delist its securities under the Exchange Act, the Company will nevertheless undertake to complete on or about June 30, 2017 its audited and unaudited financial statements for the fiscal years and interim periods described above. The Company will then seek to relist its securities under Section 12 of the Exchange Act, by filing a registration statement under either the Securities Act of 1933, as amended, or the Exchange Act.

However, if the Company’s registration under Section 12 of the Exchange Act is revoked, or if the Company ultimately elects to voluntarily delist its securities under the Exchange Act, even if we comply with our commitments set forth above and in our Restructuring Plan, there can be no assurance that the Company’s will ever be able to relist its securities for trading under Section 12 of the Exchange Act.

Equity Financing

Under our proposed Restructuring Plan, the Company will undertake to obtain commitments from strategic investors for a private placement equity financing of between $5.0 million and $10.0 million. In such connection, the management of the Company has sent proposed subscription documents to prospective investors, under which such investors would subscribe to purchase Common Stock at $0.25 per share (subject to certain “make-whole” share adjustments provided therein). All funds provided with subscriptions would be placed into a special escrow account acceptable to such investors, and shall be released to the Company only upon consummation of the Restructuring Plan described herein, including the filing of all SEC Reports and (if applicable) relisting of the Company securities under Section 12 of the Exchange Act. In addition, such subscription agreement provides that each subscribing investor will have the option, exercisable within ten days of receipt of either (a) the Company’s 2016 Form 10-K Annual Report and the Form 10-Q Quarterly Report for the three months ended March 31, 2017, or (b) a registration statement covering Company securities declared effective by the SEC, to rescind his or its investment in Company securities.

There can be no assurance that the Company will be able to obtain subscriptions for the contemplated minimum $5,000,000 of equity financing on the above contemplated terms, if at all.

Settlements with Creditors.

Subject to establishment of an escrow account with a minimum of $5,000,000, the Company will then seek to negotiate settlements with its creditors which would include payment or restructuring of the terms of convertible notes currently in default. There can be no assurance that the Company will be able to effect such settlements on terms acceptable to the Company, if at all.

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Reverse Stock Split.

Simultaneous with the filing of the SEC Reports under the Exchange Act or in connection with any subsequent registration statement filed with the SEC, the board of directors of the Company is considering filing an amendment to the Articles of Incorporation of the Company to affect a 1:16 to 1:20 reverse stock split of its 800,000,000 authorized shares of Common Stock, and 290,760,132 issued and outstanding shares of Common Stock. Upon conversion of outstanding convertible notes and warrants approximately an additional 60,000,000 shares of Common Stock are also subject to issuance.

If such reverse stock split is implemented, the Company would have authorized 53,333,333 shares of Common Stock and 10,000,000 shares of Preferred Stock authorized under its restated Articles of Incorporation, and approximately 19,384,000 shares of Common Stock and 500 shares of preferred stock issued and outstanding. Each of the 500 shares of such outstanding preferred stock carries with it 1,000,000 votes at any regular or special stockholders meeting or in connection with any consents required by stockholders. All 500 shares of such preferred Stock are owned by Christopher Carmichael, Board of Director and Connie Jordan, the Executive Vice President of the Company.

Stockholders Meeting.

At such time as the Company has completed its audited financial statements for the fiscal years ended December 31, 2015 and December 31, 2016 and its unaudited interim financial statements, the Company will call a stockholders meeting to (a) elect a board of directors, which will include, in addition to the current board members, three independent directors; and (b) ratify prior transactions, including the Restructuring Plan. In any event, whether or not the Restructuring Plan has been accomplished, the Company will nonetheless hold its annual stockholders meeting on or about September 5 2017, or as soon thereafter as is practicable.

There can be no assurance that all or any material portion of the Company’s proposed Restructuring Plan will be accomplished on or about June 30, 2017, if at all. The failure to achieve all or substantially all of the provisions of such Restructuring Plan would have a material and adverse effect on the Company and put its ability to continue its business operations into substantial doubt; as a result of which current investors in the Company could lose their entire investment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Investor Subscription Agreement for potential investors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2017

UBIQUITY, INC.

	By:	/s/ Brenden Garrison
Brenden Garrison,
Chief Financial Officer

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